SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant  |X|

    Filed by a party other than the registrant  |_|

    Check the appropriate box:                |_| Confidential, for Use of the
    |_|  Preliminary proxy statement              Commission Only (as permitted
    |X|  Definitive proxy statement               by Rule 14a-6(e)(2))
    |_|  Definitive additional materials
    |_|  Soliciting material pursuant to
           Rule 14a-11(c) or Rule 14a-12


- -------------------------------------------------------------------------------

                              WTC Industries, Inc.

- -------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

    |X|  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Items 22(a)(2) of Schedule A.

    |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

    |_|  Fee paid previously with preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:
         (2)   Form, Schedule or Registration Statement No.:
         (3)   Filing party:
         (4)   Date filed:



                              WTC INDUSTRIES, INC.

          -------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 29, 1996
          -------------------------------------------------------------


         Notice is hereby given that the Annual Meeting of Shareholders of WTC Industries, Inc. will be held at the Crowne Plaza Northstar Hotel, 618 Second Ave. S., Minneapolis, Minnesota on Tuesday, October 29, 1996 at 3:00 p.m., Central Standard Time, for the following purposes:

         1. To elect the members of the board of directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

         2. To consider and act upon a proposal to ratify and approve the WTC Industries, Inc. 1996 Stock Plan.

         3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on September 23, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                           By Order of the Board of Directors,



                                           Gregory P. Jensen,  SECRETARY


Minneapolis, Minnesota
September 30, 1996



ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON.



                              WTC INDUSTRIES, INC.
                       -----------------------------------

                                 PROXY STATEMENT
                       -----------------------------------

         This Proxy Statement is furnished to the shareholders of WTC Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on October 29, 1996.

         The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted as specified by the shareholder. The shares represented by proxies that are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual meeting of Shareholders and in favor of the slate of directors proposed by the Board of Directors and listed herein.

         The Company has outstanding only one class of stock, $.01 par value per share Common Stock, of which 10,691,698 shares were issued and outstanding and entitled to vote at the close of business of September 23, 1996. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on September 23, 1996 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

         Under Delaware law and the Bylaws of the Company, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, although there is no definitive statutory or case authority in Delaware as to the proper treatment of abstentions, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         The Company's corporate offices are located at 14405 - 21st Avenue North, Minneapolis, Minnesota 55447, and its telephone number is (612) 473-1625. The mailing of this Proxy Statement to shareholders of the Company commenced on or about September 30, 1996.


           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table includes information as of September 1, 1996 concerning the beneficial ownership of Common Stock of the Company by each person who is known to the Company to beneficially hold more than five percent of the Common Stock of the Company, each of the directors of the Company, each executive officer named in the Summary Compensation Table below, and all directors and officers of the Company as a group. Unless otherwise indicated, all shares represent sole voting and investment power.


         Name and Address                      Amount and Nature of                Percent
         of Beneficial Owner                  Beneficial Ownership(1)              of Class
         -------------------                  -----------------------              --------
         Robert C. Klas, Sr.(2)(3)(4)                 9,403,918                    71.78    %
         150 East Marie Avenue
         West St. Paul, MN  55118

         Robert C. Klas, Jr.(2)(5)                        8,750                  *        %
         150 East Marie Avenue
         West St. Paul, MN  55118

         John A. Clymer (2)(6)                           19,500                    *        %
         839 Third Street
         Hudson, WI 54016

         Biloine W. Young (2)(6)                         17,500                    *        %
         15 Crocus Hill
         St. Paul, MN 55102

         Jan H. Magnusson (7)                         1,594,486                    14.91    %
         300 S. Owasso Blvd.
         St. Paul, MN 55117

         David M. Botts (3)(8)                           41,975                    *        %
         5936 Ridgewood Road
         Mound, MN 55364

         Gregory P. Jensen (3)                               --                    *        %
         3809 Azalea Place
         Burnsville, MN 55337

         All Directors and Officers                  11,086,129                    84.28    %
          as a Group (6 persons)(9)(10)

- -----------------------
* Less than 1%

(1) Unless otherwise indicated, each person has sole voting and dispositive power over such shares.

(2) Serves as a director of the Company and has been nominated for re-election.

(3)      Serves as an executive officer of the Company.

(4) Includes: a) a warrant to purchase 2,400,000 shares of Common Stock on or before March 22, 2001; b) 25,000 shares of Common Stock and a warrant to purchase an additional 10,000 shares of Common Stock on or before May 31, 1997, held by The Tapemark Company Cash or Deferred Profit Sharing Plan; and c) 200,000 shares of Common Stock held by The Tapemark Company Cash or Deferred Profit Sharing Plan.

(5)      Includes warrants to purchase 2,500 shares of Common Stock.

(6) Includes warrants to purchase 5,000 shares of Common Stock on or before May 31, 1997.

(7) Mr. Magnusson resigned as Chief Executive Officer of the Company on April 12, 1996.

(8) Includes 40,000 shares of Common Stock which may be acquired upon the exercise of stock options which are vested now or within sixty days.

(9) Does not include the shares beneficially owned by Mr. Magnusson, since he is no longer an executive officer of the Company.

(10) Includes warrants to purchase 2,426,250 shares of Common Stock and stock options to purchase 40,000 shares of Common Stock.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ending December 31, 1995, 1994 and 1993, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Jan H. Magnusson, the Company's former Chief Executive Officer, who resigned on April 12, 1996, and Stanley I. Barenbaum, the Company's former President and Chief Operating Officer, who resigned on July 1, 1995 (the "Named Executives"). None of the Company's other executive officers received more than $100,000 in cash compensation during fiscal year 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                                                                  Compensation
                                          Annual Compensation                        Awards
                                       --------------------------------------------------------------------------
                                                                                   Securities
Name and Principal                                                                 Underlying         All Other
       Position                 Year       Salary        Bonus       Other        Options/SARs       Compensation
- ----------------------          ----       ------        -----       -----        ------------       ------------
Jan H. Magnusson                1995       $84,000          --      $6,600                --                --
  Former Chief  Executive       1994            --          --                            --                --
  Officer(1)                    1993            --          --                            --                --

Stanley I. Barenbaum            1995        71,194          --      98,624                --                --
  Former Chief Executive        1994        93,750          --      45,000           200,000                --
  Officer (2)                   1993            --          --                            --                --

- ----------------------
(1) Mr. Magnusson served as the Company's Chief Executive Officer from January 9, 1995 to April 12, 1996. Of the total 1995 salary shown, $73,350 was accrued as of December 31, 1995. Of this accrued amount, $37,039 was paid in 1996 and $36,311 will be paid in 1997. Effective as of April 13, 1996, Robert C. Klas, Sr. was elected as the Company's Chief Executive Officer.

(2) Mr. Barenbaum served as the Company's President and Chief Operating Officer from April 1, 1994 to July 1, 1995. Of the $98,624 of other compensation earned in 1995, $54,812 was paid in 1995 and $43,812 was paid in 1996.

OPTION HOLDINGS

         No stock options were granted to the Named Executive Officers in fiscal year 1995 and none of the Named Executive Officers exercised any options during fiscal 1995. The following table sets forth information with respect to the Named Executives concerning the options held as of December 31, 1995:


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                  Number of Securities               Value of Unexercised
                                                                 Underlying Unexercised                  In-the-Money
                                                                         Options                           Options
                                                                        at FY-End                  at Fiscal Year-End(1)
                                                                 ----------------------            ---------------------
                          Shares Acquired        Value
Name                        on Exercise        Realized       Exercisable     Unexercisable     Exercisable      Unexercisable
- ----                        -----------        --------       -----------     -------------     -----------      -------------
Jan H. Magnusson                --                --                --               --               --                --
Stanley I. Barenbaum            --                --                --           200,000              --           $400,000


(1) Based on a per share price of $2.875, which was the closing sale price for the Company's Common Stock on December 29, 1995, the last trading day of the Company's fiscal year.


DIRECTOR COMPENSATION

         The Company does not pay any cash fee or other cash compensation to directors who are not employed by the Company. Under the Company's 1994 Non-Qualified Stock Option Plan, which was approved by shareholders on July 27, 1994 the members of the Company's Board of Directors who are not employed by the Company are automatically granted at each annual meeting of stockholders a stock option covering a number of shares equal to $10,000 divided by the fair market value of the Company's Common Stock on the date of grant.

          Under the proposed 1996 Stock Plan (see Proposal 2 below), in lieu of any further options under the 1994 Non-Qualified Stock Option Plan, each director who is not a salaried employee of the Company will be automatically awarded upon approval of the 1996 Plan by shareholders, and at each re-election as a director thereafter, a non-qualified stock option covering a number of shares equal of $10,000 divided by the fair market value on the Company's Common Stock on the date of grant, provided that no individual option will cover more than 5,000 shares.

CERTAIN TRANSACTIONS

         The Company's largest customer in 1994 and second largest in 1993 was Water and Air Purification Corporation ("WAPCO"), which was wholly owned and controlled by Jan Magnusson until certain of its assets and liabilities were acquired by the Company on December 30, 1994. Net sales by the Company to WAPCO were $99,364 in 1994. On December 30, 1994, the Company also acquired Ecomaster Corporation (Ecomaster), an affiliate of WAPCO, through the merger of Ecomaster into a wholly owned subsidiary of the Company. As a result of these transactions, Mr. Magnusson became the Company's largest stockholder at that time and its Chief Executive Officer. Mr. Magnusson resigned as Chief Executive Officer on April 12, 1996.

         During 1994, 1995, and 1996, Mr. Robert C. Klas, Sr., the Company's Chairman of the Board, advanced funds to the Company under various agreements, and also assumed certain debt of the Company which had been advanced by others. The total amount of cash advanced, or committed to be advanced, and debt assumed during 1994, 1995 and 1996 (to May 15, 1996) was $970,000, $2,900,000, and
$2,200,000, respectively. As of May 15, 1996, $535,000 of such amounts had been repaid to Mr. Klas and the remaining balance, plus accrued interest of $58,399, had been converted into equity of the Company. In addition, on March 22, 1996, Mr. Klas purchased, in a private transaction, 1,600,000 common shares of Company common stock from Jan H. Magnusson, the Former CEO. As a result of these transactions, Mr. Klas became the majority owner of the Company's outstanding common stock.

         On August 30, 1995, the Tapemark Company Cash or Deferred Profit Sharing Plan, an affiliate of Mr. Klas, purchased a promissory note from the Company for $250,000. The entire principal amount of the note was converted to common stock of the Company on December 27, 1995.

         The Company had available to it a bank line of credit with maximum available borrowings of up to $500,000. This credit line expired on May 9, 1996 and was personally guaranteed by Mr. Magnusson. Robert C. Klas, Sr. is the personal guarantor on a new $500,000 line of credit dated June 24, 1996. At December 31, 1995 and 1994, the outstanding balance on the expired line of credit was $500,000 and $468,000, respectively.

         In the December 1994 merger with Ecomaster, the Company succeeded to Ecomaster's liability on a demand promissory note in the amount of $100,000 payable to The Sailboard Warehouse, a company affiliated with Mr. Magnusson. On March 22, 1996, the promissory note plus accrued interest of $13,607 was paid in full. Also on March 22, 1996, the Company paid Sailboard Warehouse an additional $30,961 representing net accounts payable.

         The Company sells certain of its products to Global HealthShare Corp., a company affiliated with Mr. Magnusson. Global HealthShare is a network marketing organization which sells health related products to customers. Total sales to Global HealthShare in 1995 were approximately $20,000.

         The Company utilizes the services of Tord Nihlen to serve as an independent sales representative for the Company's products in certain countries in Europe and the Middle East. During 1995, Mr. Magnusson, on behalf of the Company, advanced $101,800 to Mr. Nihlen, representing compensation and reimbursement of expenses. On March 22, 1996, Mr. Magnusson and the Company entered into an agreement providing for the payment to Mr. Magnusson in March 1997 of $127,647, representing reimbursement of the amounts advanced to Mr. Nihlen from January 1995 through March 1996. Mr. Nihlen is Mr. Magnusson's brother-in-law, and has provided services since 1990 under a similar arrangement to Ecomaster Corporation prior to Ecomaster's merger with the Company on December 30, 1994.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and holders of more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4, and 5.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, the following filings were not made, or not made on a timely basis, by the persons referred to above: (1) Mr. Klas, Sr. did not file a Form 3 in 1992 concerning his election as a director, one Form 5 in 1993 to report two transactions, one Form 5 in 1994 to report seven transactions, and one Form 5 in 1995 to report three transactions (these reports were filed in 1996); (2) Mr. Magnusson has not filed any Forms 3, 4 or 5 to report his election as an executive officer or for any transactions; (3) Mr. Botts did not file a Form 3 in 1991 concerning his election as an officer, one Form 5 in 1991 to report one transaction, one Form 5 in 1993 to report one transaction and one Form 5 in 1994 to report one transaction (these reports were filed in 1996); (4) Mr. Clymer did not file one Form 3 and two Forms 4 report four transaction occurring in 1994 (these reports were filed in 1996); and (5) Ms. Young did not file one Form 3 to report her election as a director in 1994 (this report was filed in 1996).


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Board of Directors has nominated for election, to hold office until the next annual meeting of the shareholders, the four persons named below and each has consented to being named a nominee. All of the nominees are currently members of the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named below. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have been advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

         The names, ages and principal occupations of the nominees are set forth below, based upon information furnished to the Company by the nominees.



                                            Principal Occupation and                    Director
Name and Age                                  Other Directorships                         Since
- ------------                                  -------------------                         -----
Robert C. Klas, Sr. (68)       Chairman of the Board, Director and Chief Executive        1994
                               Officer of the Company; Chairman of the Board of
                               Tapemark Company

Robert C. Klas, Jr. (43)       Director;  President of Tapemark Company                   1996

John A. Clymer (48)            President, Resource Capital Advisors                       1994

Biloine W. Young (69)          Retired President of Old Mexico Shop, Inc.                 1994



BUSINESS EXPERIENCE

         ROBERT C. KLAS, SR. Mr. Klas is a director and the current Chairman of the Board and Chief Executive Officer of the Company. Mr. Klas became a director of the Company in 1994 and has served as the Chairman since January 1995. Effective April 13, 1996, Mr. Klas, Sr. assumed the additional position of Chief Executive Officer.

         For the past 40 years, Mr. Klas has been the owner, Chairman of the Board and Chief Executive Officer of the Tapemark Company, a $50 million label converter. Tapemark has twice received the award as the best managed company in its industry. In 1994, Mr. Klas was given his industry's highest executive award. Mr. Klas also serves as a director of Signal Bank located in West St. Paul, Minnesota. Mr. Klas is the father of Robert C. Klas, Jr. who is also a board nominee.

         ROBERT C. KLAS, JR. Mr. Klas became a director of the Company on July 30, 1996. For more than the last five years Mr. Klas, Jr. has been the President of the Tapemark Company. Mr. Klas, Jr. is the son of Robert C. Klas, Sr. who is also a board nominee.

         JOHN A. CLYMER. Mr. Clymer is the President and Chief Investment Officer of Resource Capital Advisors, the asset management subsidiary of Resource Trust Company, a privately-owned Minneapolis-based financial services provider. Prior to joining Resource Capital Advisors in 1994, Mr. Clymer was employed by Minnesota Mutual Life Insurance Company for 22 years, and served as President from 1991 through 1994. Mr. Clymer has served as a director of the Company since July 1994.

         BILOINE W. YOUNG. Ms. Young is retired as President of Old Mexico Shop, Inc., located in St. Paul, Minnesota, where she had been employed for 22 years. Ms. Young has served as a director of the Company since July 1994.

         DAVID M. BOTTS. Mr. Botts has been with the Company since 1988 and has served as Executive Vice President, Vice President of Sales, Vice President of Operations, General Manager, and in his current position as Chief Operating Officer. Mr. Botts has been certified as a Water Specialist Level 3 by the Water Quality Association and is considered an expert at engineering practical applications for iodinated resin. Mr. Botts is 33 years old.

         GREGORY P. JENSEN. Mr. Jensen has been with the Company since July 8, 1996 and serves as the Company's Chief Financial Officer, Secretary and Treasurer. Prior to joining the Company, Mr. Jensen was the Chief Financial Officer of EnviroStaff, Inc. of Burnsville, Minnesota from 1994 to 1996. From 1988 to 1994 he was employed by ABC Bus Companies, lastly as Vice President of Finance and Administration. Mr. Jensen is 36 years old.

OTHER INFORMATION REGARDING THE BOARD

         MEETINGS. The Board of Directors met five times during fiscal 1995. Each director attended more than 75% of the meetings of the Board of Directors.

         BOARD COMMITTEES. During 1995, the Company had an Audit Committee composed of Robert C. Klas, Sr. and Robert Martin and that committee did not meet in 1995. On September 24, 1996, the Board of Directors appointed a new Audit Committee composed of the two outside directors, John A. Clymer and Biloine W. Young. The Audit Committee determines audit policies, reviews external and internal audit reports and reviews recommendations made by the Company's independent public accountants.


         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                        EACH OF THE NOMINATED DIRECTORS.



                         APPROVAL OF THE 1996 STOCK PLAN
                                 (PROPOSAL TWO)

GENERAL INFORMATION

         The WTC Industries, Inc. 1996 Stock Plan (the "1996 Plan") was adopted by the Company's Board of Directors on September 24, 1996, subject to approval by shareholders. The purpose of the 1996 Plan is to enable the Company and its subsidiaries to retain and attract directors, executives, other employees, and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1996 Plan authorizes the granting of incentive stock options, non-qualified stock options and restricted stock awards.

         SHARES AVAILABLE UNDER 1996 PLAN. The maximum number of shares of common stock reserved and available for stock options and restricted stock awards under the 1996 Plan is 500,000 shares (subject to possible adjustment in the event of stock splits or other similar changes in the common stock). Shares of common stock covered by expired or terminated stock options, or forfeited shares of restricted stock, may be used for subsequent grants under the 1996 Plan.

         ELIGIBILITY AND ADMINISTRATION. Directors, officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants, are eligible to be granted awards under the 1996 Plan. The number of options or restricted shares granted and the terms and conditions of such grants need not be uniform among participants. The 1996 Plan shall be administered by the Board or, in its discretion, by a Committee, as defined in the 1996 Plan, who shall be appointed by the Board of Directors. The term "Committee" as used in this proposal refers to the Board or, if the Board has delegated its authority, the Stock Option Committee. The Committee will have the power to make grants, determine the number of shares covered by each grant and other terms and conditions of such grants, interpret the 1996 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1996 Plan. The Committee's recommendations regarding option grants and the terms and conditions of those grants shall be conclusive.

AWARDS UNDER 1996 PLAN

         STOCK OPTIONS. The Committee may grant stock options that either qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or are "non-qualified stock options", in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1996 Plan may be exercised during their respective terms as determined by the Committee. The purchase price may be paid by tendering cash or, in the Committee's discretion, by tendering other legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes. If the terms of an option so permit, the optionee may elect to pay all or part of the option exercise price by having the Company withhold, upon exercise of the option, a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No option is transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all options are exercisable, during the optionee's lifetime, only by the optionee.

         Stock options may be exercised during varying periods of time after a participant's termination of employment, dependent upon the reason for the termination. Following a participant's death, the participant's stock options may be immediately exercised, to the extent they were exercisable at the time of death, by the legal representative of the optionee's estate or the optionee's legatee for a period of three years (or such shorter period as the Committee shall specify at grant) or until the expiration of the stated term of the option, whichever is shorter. The same time periods apply if the participant is terminated by reason of disability or retirement; provided, that if termination of employment is by reason of disability or retirement and an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a non-qualified stock option. Unless otherwise determined by the Committee, if an optionee's employment by the Company, or any subsidiary or parent of the Company, or the Company terminates optionee for any reason other than death, disability or retirement, the option shall thereupon terminate, except that the option may be exercised to the extent it was exercisable at such termination for the lesser of three months or the balance of the option's term if the optionee is involuntarily terminated without Cause, as defined in the 1996 Plan, by the Company, or any subsidiary or parent of the Company.

         No incentive stock options may be granted under the 1996 Plan after September 24, 2006. The term of an incentive stock option may not exceed ten years (or five years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the Common Stock (as determined as of the time the option is granted) with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1996 Plan may not be less than 85% of the fair market value of the Common Stock on the date of grant.

         The 1996 Plan has a provision for the annual automatic grant of non-qualified options under the 1996 Plan to each Board member who is not (i)an employee of the Company or any subsidiary or parent of the Company, (ii) the beneficial owner of 20% or more of the Company's outstanding Common Stock, or
(iii) an associate or affiliate of such a beneficial owner (each such Board member being referred to as an "Outside Director"). If the 1996 Plan is approved by the Company's shareholders at this Annual Meeting, then at that time and at each Annual Meeting thereafter each Outside Director will be automatically granted a non-qualified stock option to purchase a number of shares determined by dividing $10,000 by the fair market value per share of the Common Stock on the date of grant, but in no event more than 5,000 shares per Outside Director per grant. These options will have an exercise price equal to 100% of the fair market value per share of the Common Stock on the date of grant, will be fully vested and will expire five years after the date of grant. If the 1996 Plan is approved by shareholders, the 1996 Plan's provision for automatic grants to Outside Directors will supercede a similar provision of the Company's 1994 Non-Qualified Stock Option Plan, which did not contain the limitation of no more than 5,000 shares per Outside Director per grant.

         RESTRICTED STOCK. The Committee may grant restricted stock awards that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Committee. The Committee may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any restricted stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company, subject to the same restrictions as the restricted stock.

         If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Committee to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

FEDERAL INCOME TAX CONSEQUENCES

         STOCK OPTIONS. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if the optionee exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurs, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net long-term capital gains are taxed at a maximum federal rate of 28% while the maximum federal rate on ordinary income is 39.6%.

         An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, the optionee will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

         RESTRICTED STOCK. The grant of restricted stock will not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions creating a "substantial risk of forfeiture," as intended by the Company. If the shares are transferable or there are no such restrictions, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation income when any such restrictions lapse. The amount of such income will be the value of the Common Stock on that date less any amount paid for the shares. Dividends paid on the Common Stock and received by the participant during the restricted period also would be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under
Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

         WITHHOLDING. The 1996 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any, federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 1996 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company Common Stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, the Company would pay the tax liability from its own funds.

REGISTRATION WITH THE SEC

         Upon the approval of the 1996 Plan by the shareholders, the Company intends to file a registration statement covering the offering of the shares of common stock issuable under the 1996 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

VOTE REQUIRED

         Shareholder approval of the 1996 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.


         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                           APPROVAL OF THE 1996 PLAN.



                        APPROVAL OF INDEPENDENT AUDITORS
                                  (PROPOSAL 3)

         On December 19, 1995, the Company dismissed Lurie, Besikof, Lapidus & Co., P.L.L.P., as its independent auditors and appointed Deloitte & Touche LLP as the Company's independent auditors. The reports of Lurie, Besikof, Lapidus & Co., P.L.L.P. on the consolidated financial statements of the Company for the fiscal years ended December 31, 1994 and 1993 were unqualified and did not contain an adverse opinion, any disclaimers, qualification or modification as to uncertainty, audit scope, or accounting principles, except that the reports for the fiscal years ended December 31, 1994 and 1993 contained an explanatory paragraph concerning the Company's ability to continue as a going concern. The decision to change firms was recommended by the Audit Committee of the Board of Directors. In connection with the audits of the consolidated financial statements of the Company for the fiscal years ended December 31, 1994 and 1993, and during the period commencing January 1, 1995 through December 19, 1995, there were no disagreements or reportable events.

         Deloitte & Touche LLP, independent certified public accountants, have been reappointed by the Board of Directors as the Company's auditors for 1996. Although shareholder approval is not required, the Board of Directors requests it. In the event the appointment should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

         A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will be given the opportunity to make a statement and will be available to answer appropriate questions.


               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                   VOTE "FOR" RATIFICATION OF THE SELECTION OF
                             DELOITTE & TOUCHE LLP.

                              SHAREHOLDER PROPOSALS

         The rules of the Securities and Exchange Commission permit shareholders of a company, after notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The WTC Industries, Inc. 1996 Annual Meeting of Shareholders is expected to be held on or about May 30, 1997 and proxy materials in connection with that meeting are expected to be mailed on or about April 30, 1997. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 1, 1997.


                                     GENERAL

         The Board of Directors of the Company knows of no other matters to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented. Enclosed herewith is a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and its Quarterly Report on Form 10-QSB for the six months ended June 30, 1996.

                                            By Order of the Board of Directors,


                                            Gregory P. Jensen, SECRETARY



                              WTC INDUSTRIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 29, 1996

         The undersigned hereby appoints Robert C. Klas, Sr. or Gregory P. Jensen, or either of them, as proxies with full power of substitution to vote all shares of stock of WTC Industries, Inc. of record in the name of the undersigned at the close of business on September 23, 1996, at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on October 29, 1996, or at any adjournment(s) thereof, hereby revoking all former proxies.

1.       ELECTION OF DIRECTORS:
         [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY
            (except as marked to the contrary).     to vote for all nominees
                                                    listed below
         Nominees: Robert C. Klas, Sr.; Robert C. Klas, Jr.; John A. Clymer; Biloine W. Young


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2.       PROPOSAL TO RATIFY AND APPROVE THE 1996 STOCK PLAN.

         [ ]   FOR            [ ]   AGAINST             [ ]   ABSTAIN

3. PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

         [ ]   FOR            [ ]   AGAINST             [ ]   ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

         THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2) AND (3) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" EACH SUCH PROPOSAL IF THERE IS NO SPECIFICATION.


                                 Dated: ______________________________________



                                 ---------------------------------------------
                                               (Signature)


                                 ---------------------------------------------
                                               (Signature)


PLEASE SIGN NAME(S) EXACTLY AS SHOWN AT LEFT. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE FULL TITLE AS SUCH; WHEN SHARES HAVE BEEN ISSUED IN NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.